UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2016

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On November 8, 2016, QUALCOMM Incorporated (the Company) entered into a Credit Agreement (the Term Loan Credit Agreement) among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

The Term Loan Credit Agreement provides for a senior unsecured delayed-draw term facility (the Term Loan Facility) in an aggregate principal amount of $4.0 billion. Proceeds from the Term Loan Facility, if drawn, will be used to finance our proposed acquisition of NXP Semiconductors N.V. by Qualcomm River Holdings B.V., a wholly owned subsidiary of the Company (the Subsidiary), as described in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on October 27, 2016 (the Acquisition). Commitments under the Term Loan Facility will expire on the first to occur of (i) the consummation of the Acquisition without using loans under the Term Loan Facility, (ii) the termination of the Subsidiary’s obligation to consummate the Acquisition pursuant to the Purchase Agreement entered into in connection with the Acquisition and (iii) the End Date (defined in accordance with such Purchase Agreement). The Term Loan Facility is unsecured and is not expected to be guaranteed by any subsidiary of the Company, subject to the terms of the Term Loan Credit Agreement.

Loans under the Term Loan Facility will mature on the third anniversary of the date on which they are funded and will bear interest, at the option of the Company, at either the reserve-adjusted Eurocurrency Rate (determined in accordance with the Term Loan Credit Agreement) plus an initial margin of 0.875% per annum or the Base Rate (determined in accordance with the Term Loan Credit Agreement) plus an initial margin of 0.000% per annum. The Company will be required to pay a ticking fee which will initially accrue at a rate of 0.050% per annum, on the actual daily amount of the undrawn aggregate commitments of the lenders in respect to the Term Loan Facility, accruing during the period commencing on December 26, 2016 and ending on the earlier of the date of funding of the Term Loan Facility and the date the commitments with respect to the Term Loan Facility terminate. The applicable margins over the reserve-adjusted Eurocurrency Rate and the Base Rate, as well as the ticking fee, will fluctuate based upon the long-term unsecured senior, non-credit enhanced debt ratings of the Company by Standard & Poor’s Financial Services LLC and Moody’s Investors Service, Inc.

The Term Loan Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. Negative covenants include, among others, limitations on the incurrence of liens by the Company and its subsidiaries and the incurrence of indebtedness by the Company’s subsidiaries. In addition, the Term Loan Credit Agreement requires that the Company maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 3.00 to 1.00 as of the last day of each fiscal quarter. If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Term Loan Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

The foregoing summary of the Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Revolving Credit Agreement
On November 8, 2016, the Company entered into an Amended and Restated Credit Agreement (the Amended and Restated Revolving Credit Agreement) among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, which amends and restates the Company’s existing Credit Agreement dated as of February 18, 2015 among the Company, the lending institutions party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.

Under the terms of the Amended and Restated Revolving Credit Agreement, the aggregate principal amount of the facility was increased to $5.0 billion, of which $4.47 billion will mature on November 8, 2021, while $530 million will mature on February 18, 2020, in each case unless otherwise extended in accordance with the terms of the Amended and Restated Revolving Credit Agreement. The Amended and Restated  Revolving Credit Agreement continues to provide that the Company may obtain, subject to the satisfaction of customary conditions, loans in U.S. Dollars or alternate currencies, including Euros, Pounds Sterling and Yen. Proceeds from the Amended and Restated Revolving Credit Agreement are expected to be used for working capital, capital expenditures and other general corporate purposes. The Amended and Restated Revolving Credit Agreement is unsecured and is not expected to be guaranteed by any subsidiary of the Company, subject to the terms of the Amended and Restated Revolving Credit Agreement.

Loans under the Amended and Restated Revolving Credit Agreement will bear interest, at the option of the Company, at either the reserve-adjusted Eurocurrency Rate (determined in accordance with the Amended and Restated Revolving Credit Agreement) plus an initial margin of 0.700% per annum or the Base Rate (determined in accordance with the Amended and Restated Revolving Credit Agreement) plus an initial margin of 0.000% per annum. The Amended and Restated Revolving Credit Agreement has a facility fee, which will initially accrue at a rate of 0.050% per annum, on the actual daily amount of the aggregate commitments of the lenders in respect to the Amended and Restated Revolving Credit Agreement. The applicable margins over the reserve-adjusted Eurocurrency Rate and the Base Rate, as well as the facility fee, will fluctuate based upon the long-term unsecured senior, non-credit enhanced debt ratings of the Company by Standard & Poor’s Financial Services LLC and Moody’s Investors Service, Inc.

The Amended and Restated Revolving Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. Negative covenants include, among others, limitations on the incurrence of liens by the Company and its subsidiaries and the incurrence of indebtedness by the Company’s subsidiaries. In addition, the Amended and Restated Revolving Credit Agreement requires that the Company maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 3.00 to 1.00 as of the last day of each fiscal quarter. If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Amended and Restated Revolving Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

At this time, the Company has not borrowed any funds under the Amended and Restated Revolving Credit Agreement.

The foregoing summary of the Amended and Restated Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Revolving Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Term Loan Credit Agreement and the Amended and Restated Revolving Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01.	Financial Statements and Exhibits

    (d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Credit Agreement among QUALCOMM Incorporated, the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, dated as of November 8, 2016.
10.2	Amended and Restated Credit Agreement among QUALCOMM Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent, dated as of November 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: November 9, 2016	By:	/s/ David E. Wise
David E. Wise
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Credit Agreement among QUALCOMM Incorporated, the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, dated as of November 8, 2016.

10.2	Amended and Restated Credit Agreement among QUALCOMM Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent, dated as of November 8, 2016.